UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2019

LogMeIn, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34391	20-1515952
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

320 Summer Street Boston, Massachusetts	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781)-638-9050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	LOGM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Form 8-K/A (Amendment No. 1) amends and restates in its entirety the Form 8-K (the “Original 8-K”) filed on December 17, 2019 by LogMeIn, Inc. to file an exhibit and to incorporate it herein by reference. Except as set forth herein, this amendment does not amend or update any other information set forth in the Original 8-K, and we have not updated disclosures contained therein to reflect any events that may have occurred at a date subsequent to the filing of the Original 8-K.

Item 1.01.	Entry into Material Definitive Agreement

Agreement and Plan of Merger

On December 17, 2019, LogMeIn, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Logan Parent, LLC, a Delaware limited liability company (“Parent”), and Logan Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are controlled by Francisco Partners, a technology-focused global private equity firm, and Evergreen Coast Capital Corp., the technology-focused private equity affiliate of Elliott Management Corporation, an investment management firm.

The Merger Agreement provides, among other things and subject to the terms and conditions set forth therein, that Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). At the Effective Time (as defined in the Merger Agreement), and as a result of the Merger:

•	Each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), that is issued and outstanding immediately prior to the Effective Time, other than shares to be cancelled pursuant to Section 2.1(b) of the Merger Agreement or Dissenting Shares (as defined in the Merger Agreement), shall be automatically converted into the right to receive $86.05 in cash, without interest (the “Merger Consideration”);

•	Each option to purchase Company Common Stock (each, a “Company Option”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall automatically and without any required action on the part of the holder thereof, be cancelled and shall only entitle the holder thereof to receive an amount in cash equal to the product of (x) the total number of shares of Company Common Stock subject to the Company Option multiplied by (y) the excess, if any, of the Merger Consideration over the per-share exercise price of such Company Option; and

•	Each restricted stock unit (x) that is subject solely to service-based vesting conditions and has no performance conditions to earn the Company Common Stock covered thereby and is outstanding at the Effective Time (a “Company RSU”), shall, whether vested or unvested, automatically and without any required action on the part of the holder thereof, be cancelled and shall entitle the holder thereof to receive an amount in cash equal to the Merger Consideration with respect to each share of Company Common Stock subject to such Company RSU, which amount shall be paid subject to satisfaction of the vesting conditions applicable to the Company RSU immediately prior to the Effective Time; and (y) that is subject to performance-based vesting conditions or a requirement to satisfy performance conditions to earn the Company Common Stock covered thereby (a “Performance RSU”) and is outstanding immediately at the Effective Time shall become earned (meaning eligible to vest upon satisfaction of service-based vesting conditions) (i) with respect to Performance RSUs that are subject to market-based vesting conditions, as to the number of shares of Company Common Stock subject to such award that would be earned based on the Company’s actual level of achievement as of the Effective Time, based on the price per share of the Merger Consideration, and (ii) with respect to Performance RSUs that are subject to revenue-based vesting conditions, as to the number of shares of Company Common Stock subject to such award that would be earned based on target level achievement and, in each case, after giving effect to such achievement, without any required action on the part of the holder thereof, be cancelled and shall entitle the holder thereof to receive the Merger Consideration with respect to each earned share of Company Common Stock subject to such Performance RSU, which amount shall be paid subject to satisfaction of the service-based vesting conditions applicable to the Performance RSU immediately prior to the Effective Time.

The board of directors of the Company (the “Board”) has (i) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (ii) determined that the terms of the Merger Agreement and the Merger are fair to, and in the best interests of, the Company and its stockholders, (iii) directed that the Merger Agreement be submitted to the stockholders of the Company at a special stockholder meeting and (iv) recommended that the Company’s stockholders adopt the Merger Agreement.

Assuming the satisfaction of the conditions set forth in the Merger Agreement, the Company expects the Merger to close in mid-2020. The stockholders of the Company will be asked to vote on the adoption of the Merger Agreement at a special stockholder meeting that will be held on a date, and at the time and place, to be announced when finalized.

The closing of the Merger is subject to various conditions, including (i) the adoption of the Merger Agreement by holders of a majority of the Company Common Stock issued and outstanding (the “Company Stockholder Approval”); (ii) the absence of any order, injunction or law prohibiting the closing of the Merger; (iii) (a) the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (b) the expiration of any waiting period under other applicable competition laws; (iv) the receipt of certain communications regulatory approvals described in the Merger Agreement; and (v) the accuracy of the representations and warranties contained in the Merger Agreement, subject to customary materiality qualifications, and compliance with the covenants and agreements contained in the Merger Agreement as of the Closing of the Merger. In addition, the obligation of Parent and Merger Sub to consummate the Merger is subject to the absence, since the date of the Merger Agreement, of a Company Material Adverse Effect (as defined in the Merger Agreement) that is continuing. The closing of the Merger is not subject to a financing condition.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants by the Company to conduct its business in the ordinary course between the date of the Merger Agreement and the closing of the Merger, not to engage in certain kinds of material transactions during such period, to convene and hold a special meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval, to cooperate with Parent in connection with the financing for the Merger, to obtain regulatory approvals and, subject to certain customary exceptions, for the Board to recommend that the stockholders adopt the Merger Agreement. The Merger Agreement also contains customary representations, warranties and covenants of Parent and Merger Sub, including a covenant that Parent use its reasonable best efforts to cause the financing for the Merger to be funded.

The Merger Agreement provides that, during the period beginning on the date of the Merger Agreement and continuing until 11:59 p.m. (New York time) on the day that is 45 calendar days following the date of the Merger Agreement (the “Solicitation Period End Date”), the Company may (i) solicit, initiate, facilitate and encourage the making of Acquisition Proposals (as defined in the Merger Agreement) from third parties and provide nonpublic information to such third parties (subject to entry into acceptable confidentiality agreements), and (ii) enter into, continue or otherwise participate in any discussions or negotiations with such third parties regarding such Acquisition Proposals or otherwise cooperate with or assist or participate in or facilitate any such discussions or negotiations or any effort or attempt to make any Acquisition Proposal. From and after the Solicitation Period End Date, the Company will become subject to customary “no shop” restrictions prohibiting the Company and its representatives from soliciting Acquisition Proposals from third parties or providing information to or participating in any discussions or negotiations with third parties regarding Acquisition Proposals, subject to certain exceptions set forth in the Merger Agreement as described below. However, the Company may continue to engage in the foregoing activities with any third party that made a bona fide Acquisition Proposal prior to the Solicitation Period End Date that, on or before the Solicitation Period End Date, the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or would reasonably be expected to lead to a Superior Proposal (as defined below) (each, an “Exempted Person”).

Notwithstanding the limitations applicable after the Solicitation Period End Date, prior to obtaining the Company Stockholder Approval, the Board may effect a Change of Board Recommendation (as defined in the Merger Agreement) if the Company has received a bona fide written Acquisition Proposal (other than as a result of a breach of Section 5.3 of the Merger Agreement) that the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, taking into account such factors as the Board considers in good faith to be appropriate (including the conditionality, timing and likelihood of consummation of such proposals) would be more favorable from a financial point of view to the stockholders of the Company than the Merger (taking into account any adjustments to the Merger Agreement proposed by Parent as described below) (a “Superior Proposal”) and the Board determines in good faith, after consultation with its outside legal counsel, that the failure to make such a Change of Board Recommendation in response to the receipt of such Superior Proposal would be inconsistent with its fiduciary duties under applicable law. In addition, prior to obtaining the Company Stockholder Approval, the Board may also, subject to requirements specified in the Merger Agreement, terminate the Merger Agreement in response to a Superior Proposal. Prior to taking the actions described above, the Company must provide Parent with at least four business days advance written notice (the “Notice Period”) of the Company’s intention to take such action, which notice shall include a copy of such Superior Proposal and all related documentation. To the extent Parent requests, the Company is required to direct its representatives to negotiate with Parent in good faith during the Notice Period regarding any amendments or modifications to the Merger Agreement proposed in writing by Parent and intended to cause the relevant Acquisition Proposal to no longer constitute a Superior Proposal. Following the Notice Period, and taking into account any amendments or modifications proposed by Parent to the terms of the Merger Agreement, the Board may terminate the Merger Agreement if it determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal would continue to constitute a Superior Proposal if such proposed amendments or modifications were to be given effect and that failure to make a Change of Board Recommendation with respect to such Superior Proposal would be inconsistent with the Board’s fiduciary duties under applicable law. Subject to similar provisions and requirements in the Merger Agreement, including a four business day notice period, the Board may also effect a Change of Board Recommendation with respect to an Intervening Event (as defined in the Merger Agreement).

Parent and Merger Sub have secured committed financing, consisting of a combination of equity to be provided by Francisco Partners and Elliott Management Corporation and debt to be provided by Barclays, RBC Capital Markets, Deutsche Bank Securities, Mizuho Bank, Ltd., and Jefferies Finance LLC, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Merger Consideration and all other closing payments and related fees and expenses. The availability of the debt financing is subject to the satisfaction of customary conditions.

The Merger Agreement contains certain termination rights for both the Company and Parent. If the Merger Agreement is terminated in connection with the Company entering into a Company Acquisition Agreement (as defined in the Merger Agreement) in respect of a Superior Proposal prior to the Solicitation Period End Date or within one business day following the expiration of any Notice Period that began on or prior to the business day following the Solicitation Period End Date, the Company will be required to pay to Parent a termination fee of $65 million. Upon termination of the Merger Agreement under specified circumstances, including with respect to the Company’s entry into an agreement with respect to a Superior Proposal other than as described in the preceding sentence or the Board effecting a Change of Board Recommendation, the Company will be required to pay to Parent a termination fee of $130 million. The termination fee of $130 million may also be payable by the Company if the Merger Agreement is terminated for any of the following reasons, the Company enters into a definitive agreement with respect to any Acquisition Proposal within twelve months after such termination, and the transaction contemplated by such Acquisition Proposal is consummated: (i) if the Merger Agreement is terminated by the Company or Parent as a result of the failure to obtain the Company Stockholder Approval and prior to the date of the Company Meeting (as defined in the Merger Agreement) an Acquisition Proposal has been publicly announced and not publicly withdrawn at least ten days before the date of the Company Meeting, (ii) if the Merger

Agreement is terminated by the Company or Parent because the Effective Time has not occurred on or before the Outside Date (as defined in the Merger Agreement) and prior to the date of termination an Acquisition Proposal has been publicly announced and not publicly irrevocably withdraw at least ten days before the date of such termination, or (iii) if the Merger Agreement is terminated by Parent because the Company would not be reasonably capable of satisfying its closing conditions due to a breach of its representations, warranties or covenants and prior to the date of termination an Acquisition Proposal has been publicly announced and not publicly irrevocably withdraw at least ten days before the date of such termination.

In addition to the foregoing termination rights, and subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by June 17, 2020, which date will be extended to September 17, 2020 and may be further extended to December 17, 2020 in the event that on June 17, 2020 or September 17, 2020, respectively, all conditions to the closing of the Merger have been satisfied or waived other than those relating to (i) the absence of orders, injunctions or laws prohibiting the consummation of the Merger and (ii) the receipt of required antitrust and other regulatory approvals.

The above-description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this Current Report on Form 8-K by reference in its entirety. The Merger Agreement has been attached as an exhibit to provide investors and stockholders of the Company with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and stockholders of the Company accordingly should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules that the Company exchanged with Parent and Merger Sub in connection with the execution of the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the proxy statement that the Company will be filing in connection with the Merger, as well as in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that the Company has filed or may file with the Securities and Exchange Commission (the “SEC”).

Upon the closing of the Merger, the Company Common Stock will be delisted from the Nasdaq Global Select Market and deregistered under the Securities Exchange Act of 1934 (the “Exchange Act”).

Item 7.01.	Regulation FD Disclosure.

The Merger Agreement contains certain covenants that will restrict the Company’s ability to pay any dividends in the future and, as a result, the Company does not currently expect to pay any further quarterly cash dividends.

Item 8.01.	Other Events.

On December 17, 2019, the Company and Parent issued a joint press release announcing the Merger Agreement. A copy of the press release was previously filed as Exhibit 99.1 to the Original 8-K and is incorporated herein by reference.

Additional Information and Where to Find It:

This communication relates to the proposed merger transaction involving the Company. In connection with the proposed merger, the Company will file relevant materials with the SEC, including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed merger. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov, and the Company’s website, www.logmeininc.com. In addition, the documents (when available) may be obtained free of charge by directing a request to InvestorRelations@LogMeIn.com.

Participants in the Solicitation:

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of the Company Common Stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2019 annual meeting of stockholders, which was filed with the SEC on April 12, 2019 (the “2019 Proxy Statement”), and in other documents filed by the Company, including on behalf of such individuals, with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Forward-Looking Statements:

This Current Report on Form 8-K and Exhibit 99.1 hereto contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, including statements regarding the proposed transaction and the ability to consummate the proposed transaction. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “intends,” “forecasts,” “can,” “could,” “may,” “anticipates,” “estimates,” “plans,” “projects,” “seeks,” “should,” “targets,” “will,” “would,” “outlook,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on the Company’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) the Company may be unable to obtain stockholder approval for the proposed transaction; (2) the conditions to the closing of the proposed transaction may not be satisfied and required regulatory approvals may not be obtained; (3) the proposed transaction may involve unexpected costs, liabilities or delays; (4) the business of the Company may suffer as a result of uncertainty surrounding the proposed transaction; (5) the Company may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (7) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; (8) the failure by Parent or Merger Sub to obtain the necessary debt and equity financing arrangements set forth in the commitment letters received in connection with the proposed transactions; and (9) other risks to consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. If the proposed transaction is consummated, the Company’s stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. The foregoing review of important factors that could cause actual results to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2018 and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by applicable law, the Company undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. The Company does not intend, and assumes no obligation, to update any forward-looking statements. The Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2018, the 2019 Proxy Statement and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC’s website at www.sec.gov.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 17, 2019, by and among the Company, Parent and Merger Sub.*

99.1

Press release entitled “LogMeIn Enters into Definitive Agreement to be Acquired by Affiliates of Francisco Partners and Evergreen Coast Capital Corp. for $86.05 per Share in Cash,” issued by the Company on December 17, 2019.**

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.
**	Previously furnished with Original 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGMEIN, INC.

Date: December 18, 2019	By:	/s/ Michael J. Donahue
Michael J. Donahue
SVP, General Counsel & Secretary